UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

Karat Packaging Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40336	83-2237832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6185 Kimball Avenue, Chino, CA 91708

(Address of principal executive offices) (Zip Code)

(626) 965-8882

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Resignation of Chief Financial Officer

On September 27, 2021, Ann Sabahat notified Karat Packaging Inc. (the “Company”) of her resignation as Chief Financial Officer, effective October 8, 2021. Ms. Sabahat’s resignation is not a result of any disagreement with the Company or its independent auditor on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices.

Appointment of Interim Chief Financial Officer

On October 1, 2021, the Board of Directors of the Company (the “Board”) appointed Peter Lee to serve as the Company’s Interim Chief Financial Officer (principal financial and accounting officer), effective October 8, 2021. The Company is in the process of interviewing candidates with public company experience to replace Mr. Lee as Chief Financial Officer on a permanent basis.

Mr. Lee, 55, served as Interim Chief Financial Officer of the Company from October 2018 to October 2019. Mr. Lee is a certified public accountant and founder and managing partner of PJ LLP ("PJ"), a provider of audit, finance and accounting services. Prior to founding PJ in 2018, he was an audit partner at RSM US LLP and has over 20 years of experience in advising companies on various accounting and capital raising matters. Peter holds a B.S. in Accounting from the California State University - Long Beach College of Business Administration.

Mr. Lee is the owner of PJ, which provides the Company with (i) accounting and financial consulting advisory services and (ii) the services of Mr. Lee as our Interim Chief Financial Officer from October 2018 to October 2019. We paid a total of $167,000, $385,488 and $93,640 in fees to PJ in fiscal 2018, 2019 and 2020 respectively. We did not pay any compensation to Mr. Lee individually.

On October 1, 2021, we entered into a Contract Chief Financial Officer Agreement, whereby (i) Mr. Lee will provide Interim Chief Financial Officer services for consideration of $15,000 per month until such time as the Company appoints a permanent Chief Financial Officer, and (ii) PJ will continue to provide general finance and accounting advisory services to the Company for consideration of $20,000 per month through March 31, 2022.  A copy of the Contract Chief Financial Officer Agreement is attached as Exhibit 10.1 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Lee and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Lee is not related to any other executive officer or director of the Company.

A copy of the press release of the Company announcing Ms. Sabahat’s departure and Mr. Lee’s appointment, dated October 1, 2021, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Non-Employee Director Compensation

On October 1, 2021, pursuant to the Compensation Committee Charter, the Compensation Committee of the Company’s Board of Directors approved additional compensation for non-employee directors in the amount of $2,500 to be received per Board meeting.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Contract Chief Financial Officer Agreement
99.1	Press Release of Karat Packaging Inc., dated October 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2021	KARAT PACKAGING INC.

	By:	/s/ Alan Yu
Alan Yu
Chief Executive Officer